SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):
                      December 3, 1996



              Osborn Communications Corporation
   (Exact name of registrant as specified in its charter)



                          Delaware
       (State or other jurisdiction of incorporation)



                 0-16841               06-1142367
(Commission File Number)   (IRS Employer Identification No.)



       130 Mason Street, Greenwich, Connecticut 06830
     (Address of principal executive office) (Zip Code)



Registrant's telephone number including area code: (203) 629-0905


    (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On December 3, 1996, the Company sold substantially all the assets of radio stations KNAX-FM/KRBT-FM, Fresno, California to American Radio Systems Corporation for $11.0 million, resulting in a pre-tax gain of approximately $3.3 million. The net proceeds were used to repay a portion of the Company's long-term debt.


Item 5.  Other Events

     On December 17, 1996, a Special Meeting of the Stockholders of Osborn Communications Corporation was held for the purpose of voting on a proposal to (i) approve and adopt an Agreement and Plan of Merger, dated as of July 23, 1996 among the Company and a subsidiary (the "Subsidiary") of Capstar Broadcasting Partners, Inc. ("Capstar"), and the transactions contemplated thereby, and (ii) approve the merger of the Subsidiary with and into the Company, pursuant to which the Subsidiary will cease to exist and the Company will survive as a wholly-owned subsidiary of Capstar, and the holders of the Company's outstanding common stock will become entitled to receive $15.375 in cash, without any interest thereon, for each share of common stock. The Company's shareholders voted to approve the proposal.


Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

     Not applicable.

(b)  Pro forma financial information.

     (1)  Pro Forma Condensed Consolidated Balance Sheet
     (Unaudited) as of   September 30, 1996
     (2)  Pro Forma Condensed Consolidated Statement of
     Operations (Unaudited) for the nine months ended
     September 30, 1996
     (3)  Pro Forma Condensed Consolidated Statement of
     Operations (Unaudited) for the year ended December
     31, 1995
     (4)  Notes to Unaudited Condensed Consolidated Pro
     Forma Financial Statements

(c)  Exhibits.

     The Asset Purchase Agreement between American Radio Systems Corporation and Breadbasket Broadcasting Corporation dated as of July 12, 1996, previously filed as Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 is incorporated herein by reference.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    OSBORN COMMUNICATIONS CORPORATION
                                    (Registrant)



Date: December 17, 1996       /s/ Thomas S. Douglas
                               (Signature)
                              Thomas S. Douglas
                              Senior Vice President and Treasurer

    PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         (Unaudited)


On December 3, 1996, the Company sold substantially all the assets of radio stations KNAX-FM/KRBT-FM, Fresno, California to American Radio Systems Corporation for $11.0 million, resulting in a pre-tax gain of approximately $3.3 million (the "Fresno Disposition"). On May 3, 1996, the Company acquired substantially all the assets of radio stations KNAX-FM/KRBT-FM for $6.0 million plus 120,000 shares of the Company"s common stock.

The Company acquired or disposed of the assets of numerous other broadcasting properties in 1996 and 1995.
Collectively, and hereinafter defined, the Daytona Beach
Disposition, the Atlantic City Disposition, the Raleigh
Disposition, the Port Charlotte Acquisition, the Wheeling
Acquisitions, the Syracuse Disposition, the Jacksonville
Disposition, and the Anniston Option are the "Other
Transactions".

On June 28, 1996, the Company sold substantially all the assets of radio station WFKS-FM, Daytona Beach/Palatka, Florida for $4.0 million (the "Daytona Beach Disposition").

On June 21, 1996, the Company sold substantially all the assets of radio station WAYV-FM, Atlantic City, New Jersey for $3.1 million (the "Atlantic City Disposition").

On June 5, 1996, the Company sold substantially all the assets of radio station WFXK-FM, Raleigh/Tarboro, North
Carolina for $5.9 million (the "Raleigh Disposition").


On April 1, 1996, the Company acquired substantially all the assets of radio stations WKII-AM/WFSN-FM, Port Charlotte, Florida for $2.85 million (the "Port Charlotte Acquisition"). In the event that the Company is able to relocate WFSN-FM's broadcast antenna to the Company's Pine Island, Florida tower in order to better serve the Port Charlotte/Ft. Myers market, additional consideration of $750,000 will be paid.

On March 29, 1996, the Company acquired substantially all the assets of radio station WRIR-FM, Wheeling, West Virginia for $0.8 million plus transaction costs. On June 11, 1996, the Company acquired substantially all the assets of radio stations WBBD-AM/WKWK-FM, Wheeling, West Virginia for $2.7
million plus transaction costs.    Collectively, the
acquisitions of WRIR-FM, WBBD-AM and WKWK-FM are the "Wheeling Acquisitions".

On February 2, 1996, the Company sold substantially all the assets of radio stations WNTQ-FM/WNDR-AM, Syracuse, New York for $12.5 million (the "Syracuse Disposition").

On January 31, 1996, the Company sold substantially all the assets of radio station WWRD-FM, Jacksonville, Florida/Brunswick, Georgia for $2.5 million (the
"Jacksonville Disposition").

On December 21, 1995, the Company entered into an option agreement and an associated Local Marketing Agreement with Allbritton Communications Company ("Allbritton") for the sale of television station WJSU-TV, Anniston, Alabama (the
"Anniston Option").

The net proceeds from the dispositions were used principally to repay portions of long-term debt, fund transaction costs and finance the Port Charlotte and Wheeling Acquisitions.

In August 1995, the Company entered into a credit facility of $56.0 million with Society National Bank (the "Credit Facility"). The Credit Facility consists of a $46.0 million revolving credit facility and a $10.0 million facility which may be used for acquisitions. The initial drawdown of $44.5 million, along with the Company's internally generated funds, was used to repay existing loans totalling $50.0 million and pay transaction costs.

In the second quarter of 1996, the Company recorded a charge of $1.2 million relating to the restructuring of the operations of Osborn Healthcare (see Note 5 to the consolidated financial statements at September 30, 1996, which is incorporated herein by reference) (the "Osborn
Healthcare Restructuring").

The accompanying pro forma condensed consolidated balance sheet at September 30, 1996 assumes that the Fresno Disposition was made as of September 30, 1996. The accompanying pro forma condensed consolidated statement of operations for the year ended December 31, 1995 assumes that the Fresno, Syracuse, Jacksonville, Raleigh, Atlantic City, Daytona Beach Dispositions and Anniston Option, and Society National Bank refinancing occurred as of January 1, 1995. The accompanying pro forma condensed consolidated statement of operations for the nine months ended September 30, 1996 assumes that the Fresno, Syracuse, Jacksonville, Raleigh, Atlantic City and Daytona Beach Dispositions were made as of January 1, 1996. The pretax gains resulting from the dispositions and the Osborn Healthcare Restructuring charge are not reflected in the accompanying pro forma condensed consolidated statements of operations due to their nonrecurring nature.

In management's opinion, the accompanying pro forma condensed consolidated financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

                 OSBORN COMMUNICATIONS CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                            September 30, 1996





                                              Fresno      Pro Forma
                             Historical    Disposition   Adjustments        Pro Forma

ASSETS
Cash and cash equivalents      $1,216,077             -                    $1,216,077
Other current assets            7,407,169             -                     7,407,169
   Total current assets         8,623,246             -                     8,623,246
Investment in affiliated
      company                     528,644             -                       528,644
Property, plant and            16,008,051   (2,463,719)                    13,544,332
      equipment, net
Intangible assets, net         36,398,379   (4,678,451)                    31,719,928
Other noncurrent assets           165,814             -                       165,814
   Total assets               $61,724,134  ($7,142,170)                   $54,581,964


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities            $6,667,635             -                    $6,667,635
Long-term debt                 22,200,000             -  (10,000,000) (a)  12,200,000
Deferred income taxes           2,275,711             -                     2,275,711
Other noncurrent                1,325,262             -                     1,325,262
liabilities
   Total liabilities           32,468,608             -                    22,468,608

Common stock                       54,131             -                        54,131
Additional paid-in capital     40,829,403             -                    40,829,403
Accumulated deficit           (11,628,008)  (7,142,170)    10,000,000 (a)  (8,770,178)
   Total stockholders'equity   29,255,526   (7,142,170)                    32,113,356
   Total liabilities and
      stockholders' equity    $61,724,134  ($7,142,170)                   $54,581,964





See accompanying Notes to Unaudited Pro Forma
   Condensed Consolidated Financial Statements

                            OSBORN COMMUNICATIONS CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        For the nine months ended September 30, 1996



                                                                        Other
                                           Fresno         Other       Proforma
                            Historical   Disposition   Transactions  Adjustments     Pro Forma

Net revenues                $26,503,560  ($822,904)    ($454,285)                 $25,226,371
Operating expenses
  excluding depreciation,
  amortization and
  corporate expenses         20,785,816   (680,220)     (264,209)                  19,841,387
Depreciation and
  amortization                3,673,052   (192,000)     (455,038)                   3,026,014
Corporate expenses            1,391,609          -             -                    1,391,609
Operating income                653,083     49,316       264,962             -        967,361

Other income (expense)         (108,948)       (55)      443,994                      334,991

Gain on sale of station       8,859,477          -   (10,059,477)    1,200,000 (e)               -

Interest expense              1,713,239          -             -      (465,685)(b)  1,247,554


Income (loss) before
  income taxes                7,690,373     49,261    (9,350,521)    1,665,685         54,798
Provision for income taxes    1,068,055          -             -      (768,055)(c)    300,000

Net income (loss) before
   extraordinary items       $6,622,318    $49,261   ($9,350,521)   $2,433,740      ($245,202)








See accompanying Notes to Unaudited Pro Forma
   Condensed Consolidated Financial Statements

                          OSBORN COMMUNICATIONS CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      For the nine months ended December 31, 1995




                                                                         Other
                                            Fresno         Other       Pro Forma          1995
                             Historical   Disposition  Transactions   Adjustments     Pro Forma

Net revenues                 $39,100,496            -  ($7,397,138)                  $31,703,358
Operating expenses
   excluding depreciation,
   amortization and
   corporate expenses         29,397,184            -   (5,395,966)                   24,001,218
Depreciation and
   amortization                5,782,404            -   (1,491,938)                    4,290,466
Corporate expenses             1,705,850            -       (3,516)                    1,702,334
Operating income (loss)        2,215,058            -     (505,718)                    1,709,340

Other income (expense)         2,302,679            -       (3,254)   (1,942,731) (d)    356,694

Gain on sale of station        8,094,993            -   (8,094,993)                                -

Interest expense               5,212,999            -       (2,207)  ($2,240,300) (b)  2,970,492

Income (loss) before income
   taxes                       7,399,731            -   (8,601,758)      297,569        (904,458)
Provision for income taxes       775,982            -          (68)     (337,571) (c)    438,343

Net income (loss) before
   extraordinary items        $6,623,749            -  ($8,601,690)     $635,140     ($1,342,801)






See accompanying Notes to Unaudited Pro Forma
  Condensed Consolidated Financial Statements

     Notes to Unaudited Pro Forma Condensed Consolidated
                    Financial Statements


(a) Represents repayment of long-term debt with the net proceeds of the Fresno Disposition.

(b) Represents the reduction of interest expense resulting from the Society National Bank Refinancing, and the repayment of long-term debt with the proceeds from the Fresno, Syracuse, Jacksonville, Raleigh, Atlantic City and Daytona Beach Dispositions and Anniston Option, net of the increase in interest expense resulting from the Wheeling and Port Charlotte Acquisitions.

(c) Represents reduction of state and local income taxes resulting from the dispositions.

(d) Represents the elimination of distributions received from Northstar Television Group and Fairmont Communications
    Corporation due to their nonrecurring nature.

(e) Represents the elimination of the Osborn Healthcare
    Restructuring charge due to its nonrecurring nature.